Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192894) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc. of our report dated March 21, 2014 except for Note 1, Note 8, Note 15 and Note 16, as to which the date is August 8, 2014 with respect to the consolidated financial statements of Rice Energy Inc. included in this Current Report on Form 8-K of Rice Energy Inc.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

August 8, 2014